Exhibit 99.1
CONTACT INFORMATION
Investor Relations Hillenbrand Inc.
Contact: Mark. R Lanning, Vice President, Investor Relations and Treasurer
Phone: 812-934-7256
Email: mrlanning@hillenbrand.com
Media
Contact: Victoria Gilbert, Manager, Corporate & Investor Communications
Phone: 812-931-5051
Email: victoria.gilbert@hillenbrand.com
HILLENBRAND, INC. BEGINS TRADING ON THE NYSE
BATESVILLE, Ind., April 1, 2008 — /PR Newswire-First Call/ — Hillenbrand, Inc., formerly known as Batesville Holdings, Inc, announced that its shares began trading on the New York Stock Exchange (NYSE) today under the new ticker HI, following yesterday’s completion of its spin-off from Hill-Rom Holdings, Inc. (NYSE:HRC), formerly known as Hillenbrand Industries, Inc. The new Hillenbrand, Inc. will move forward as the holding company for Batesville Casket Company, a leader in the North American death care industry.
Under the terms of the spin-off, shareholders of the former Hillenbrand Industries received one share of Hillenbrand, Inc. stock for every share of Hillenbrand Industries held as of the March 24, 2008 spin-off record date.
“Our new listing on the world’s premier exchange is a landmark event for Hillenbrand, Inc. and launches a new beginning for us as a publicly traded company,” said Kenneth A. Camp, president and chief executive officer of Hillenbrand, Inc.
“As the new Hillenbrand, Inc. and as a leader in the funeral services industry, we are now clearly focused on leveraging our core competencies including exceptional customer service, high quality products, award winning operational excellence and a highly qualified management team to reinvest in future growth opportunities for our business and to build long-term value for our new shareholders.”
Leadership representing both the new Hillenbrand, Inc. and Hill-Rom Holdings, Inc. today rang The Opening Bell on the NYSE.
ABOUT HILLENBRAND, INC.
Hillenbrand, Inc. is the holding company for Batesville Casket Company, a leader in the North American death care industry through the sale of funeral services products, including burial caskets, cremation caskets, containers and urns, selection room display fixturing and other personalization and memorialization products.
Batesville Casket Company...helping families honor the lives of those they love.

www.hillenbrand.com
Disclosure Regarding Forward-Looking Statements
Certain statements in this release contain forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the future plans, objectives, beliefs, expectations, representations and projections of Hillenbrand, Inc. (the “Company”). The Company has tried, wherever possible, to identify these forward looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward looking. It is important to note that forward looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward looking statements. Factors that could cause actual results to differ from forward looking statements include but are not limited to: the antitrust litigation in which the Company is currently a defendant; the Company’s dependence on its relationships with several large national providers; continued fluctuations in mortality rates and increased cremations; ongoing involvement in claims, lawsuits and governmental proceedings; failure of the Company’s announced strategic initiatives to achieve expected growth, efficiencies or cost reductions; disruptions in the Company’s business or other adverse consequences resulting from the spin-off of the Company from Hillenbrand Industries, Inc.; failure to achieve the anticipated benefits of the spin-off; failure of the Company to execute its acquisition and business alliance strategy through the consummation and successful integration of acquisitions or entry into joint ventures or other business alliances; competition from nontraditional sources in the funeral service business; increased costs or unavailability of raw materials; labor disruptions; the ability to retain executive officers and other key personnel; and certain tax-related matters. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward looking statements, see the discussions under the heading “Risk Factors” in the Information Statement dated March 17, 2008 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2008. The Company assumes no obligation to update or revise any forward looking statements.